Exhibit 4.4

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on June 30, 2015 (the “Effective Date”), by and among:

(1)                                 Gridsum Holding Inc., a company organized and existing under the laws of the Cayman Islands (the “Company”),

(2)                                 Gridsum Holding (China) Limited (國雙控股（中國）有限公司), a company organized and existing under the laws of Hong Kong (the “HK Holdco”),

(3)                                 Dissector (Beijing) Technology Co. Ltd. (迪塞克特（北京）科技有限公司), a company organized and existing under the laws of the People’s Republic of China (the “WFOE”),

(4)                                 Gridsum Holding (Beijing) Co., Ltd. (国双控股（北京）有限公司), a limited liability company organized and existing under the Laws of the People’s Republic of China (“Gridsum Holdco”),

(5)                                 Beijing Gridsum Technology Co., Ltd. (北京国双科技有限公司), a limited liability company organized and existing under the Laws of the People’s Republic of China (“Beijing Gridsum”),

(6)                                 Beijing Moment Everlasting Ad Co., Ltd. (北京千里日成广告有限公司), a limited liability company organized and existing under the Laws of the People’s Republic of China (“Beijing Moment”),

(7)                                 Guoxinjunhe (Beijing) Technology Co., Ltd. (国信君和（北京）科技有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China (“Guoxinjunhe”),

(8)                                 Beijing Yunyang Ad Co., Ltd. (北京云洋广告有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China (“Beijing Yunyang”),

(9)                                 Fairy Spirit Limited, a company organized and existing under the laws of the British Virgin Islands (the “Employee Holdco”),

(10)                          Tom Melcher Revocable Trust, a trust established and existing under the laws of State of New York,

(11)                          the individuals listed in Schedule I attached hereto (the “Management Shareholders”, and each a “Management Shareholder”),

(12)                          the entities listed in Schedule I attached hereto (the “Management Holdcos” and each a “Management Holdco”, together with the Management Shareholders, the “Management Parties”), and

(13)                          the shareholders listed in Schedule II attached hereto (the “Preferred Shareholders”, and each an “Preferred Shareholder”).

Each of the Company, the HK Holdco, the WFOE, Gridsum Holdco, Beijing Gridsum, Beijing Moment, Guoxinjunhe, Beijing Yunyang, Tom Melcher Revocable Trust, the Employee Holdco, the Management Parties, and the Preferred Shareholders is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                      Definitions.  The following terms shall have the meanings ascribed to them below:

“Accepting Shareholders” has the meaning set forth in Section 6.5 hereof.

“Affiliate” means, except with respect to individuals, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and with respect to an individual, anyone who is a Relative.  In the case of GS, the term “Affiliate” includes (a) any direct or indirect shareholder of GS, (b) any of such shareholder’s general partners or limited partners, (c) the fund manager managing such shareholder (and general partners, limited partners and officers thereof), (d) trusts Controlled by or for the benefit of any such individuals referred to in (a), (b) or (c), and (e) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by The Goldman Sachs Group, Inc. or any of its Affiliates.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Anti-Corruption Laws” means any anti-bribery or anti-corruption Law of any jurisdiction in which the Company performs business, or of PRC, or of the United States, or of the United Kingdom, including without limitation, the PRC Criminal Law, the PRC Anti-Unfair Competition Law, the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the U.K. Bribery Act of 2010, and where applicable, legislation enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials.

“Applicable Accounting Principles” means either the international financial reporting standards and the related interpretations adopted by the International Accounting Standards Board or the generally accepted accounting principles in the United States, as to be mutually agreed among the Preferred Shareholders and the Company.

“Audit Committee” has the meaning set forth in Section 2.4 hereof.

“Beijing Gridsum” has the meaning set forth in the Preamble of this Agreement.

“Beijing Moment” has the meaning set forth in the Preamble of this Agreement.

“Beijing Yunyang” has the meaning set forth in the Preamble of this Agreement.

“Big Four Accounting Firm” means any of the following accounting firms: Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers.

“Business Day” means a day other than Saturday, Sunday, or public holiday in PRC, Hong Kong and the United States of America on which commercial banks are open for business in each such jurisdiction.

“Board” or “Board of Directors” means the board of directors of the Company.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, as to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, by-laws, trust deed, trust instrument, partnership, operating agreement, limited liability company, joint venture or shareholders’ agreement or equivalent documents, and business license, in each case as amended.

“Circular 37” has the meaning set forth in Section 7.7(ii) hereof.

“Class A Ordinary Shares” has the meaning set forth in Memorandum and Articles.

“Class B Ordinary Shares” has the meaning set forth in Memorandum and Articles.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in Schedule IV hereof.

“Company” has the meaning set forth in the Preamble hereof.

“Company ROFR Shares” has the meaning set forth in Section 6.3 hereof.

“Company Security Holder” has the meaning set forth in Section 7.7(ii) hereof.

“Compensation Committee” has the meaning set forth in Section 2.4 hereof.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Controlled Entity” means Gridsum Holdco, any of its Subsidiaries or any other company organized and existing under the Laws of the PRC and Controlled by the Company or any Subsidiary of the Company.

“Conversion Shares” means Class B Ordinary Shares issued or issuable upon conversion of Preferred Shares.

“Co-Sale Shares” has the meaning set forth in Section 6.4(ii) hereof.

“Covenantors” means collectively, the Company, the HK Holdco, WFOE, Gridsum Holdco, Beijing Gridsum, Beijing Moment, Guoxinjunhe and Beijing Yunyang.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Disclosing Party” has the meaning set forth in Section 7.13(iii) hereof.

“Drag Along Event” has the meaning set forth in Section 6.5(i) hereof.

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“Employee Holdco” has the meaning set forth in the Preamble of this Agreement.

“Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, and, with respect to the Company, shall include any Ordinary Shares and Ordinary Share Equivalents of the Company.

“ESOP” means the equity incentive plan of the Company duly adopted by the Company pursuant to which 2,500,000 Class B Ordinary Shares (as adjusted for share splits and similar events) in the aggregate may be issued to employees and consultants of the Group.

“Exercising Shareholder of Right of First Offer” has the meaning set forth in Section 6.2(ii)(c) hereof.

“Financing Terms” has the meaning set forth in Section 7.13(i) hereof.

“First Anniversary Date” has the meaning set forth in Section 8.6 hereof.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the jurisdiction in which the Company is organized, or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Government Entity” means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

“Government Official” has the meaning set forth in Section 7.3 hereof.

“Guoxinjunhe” has the meaning set forth in the Preamble of this Agreement.

“Gridsum Holdco” has the meaning set forth in the Preamble of this Agreement.

“Group Company” means each of the Company, the HK Holdco, the WFOE, Gridsum Holdco, Beijing Gridsum, Beijing Moment, Guoxinjunhe, and Beijing Yunyang, together with each Subsidiary of any of the foregoing, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power, and “Group” refers to all of Group Companies collectively.

“GS” means (a) Broad Street Investments Holding (Singapore) Pte. Ltd., a limited liability company incorporated under the laws of the Republic of Singapore, whose registered address is at 1 Raffles Link, #07-01, Singapore 39393, (b) ) any Affiliate of (a) that holds Share(s) in the Company at any time, and (c) any of their respective Permitted Transferees.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“HK Holdco” has the meaning set forth in the Preamble of this Agreement.

“Independent Directors” has the meaning set forth in Section 2.1(i) hereof.

“Indirect US Investor” has the meaning set forth in Section 8.3 hereof.

“Issuance Notice” has the meaning set forth in Section 5.2 hereof.

“Key Employee” means each of the Persons listed on Schedule III and Key Employees mean such Persons collectively.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Management Holdcos” has the meaning set forth in the Preamble of this Agreement.

“Management Holdcos Majority” means one or more Management Holdcos that hold more than a majority in voting power of the then issued and outstanding Ordinary Shares (on an as-converted basis) held by the Management Holdcos.

“Management Shareholders” has the meaning set forth in the Preamble of this Agreement.

“Management Parties” has the meaning set forth in the Preamble of this Agreement.

“Memorandum and Articles” means the Fourth Amended and Restated Memorandum of Association of the Company and the Fourth Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Money Laundering Laws” has the meaning set forth in Section 7.6 hereof.

“New Securities” means, subject to the terms of Section 5 hereof, any Equity Securities of the Company, except for (i) any Ordinary Shares, or any option or warrant to acquire any Ordinary Shares, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP; (ii) Equity Securities of the Company issued upon conversion of Preferred Shares; (iii) Equity Securities of the Company issued in connection with a bona fide acquisition of another business approved by the Preferred Shareholder Majority; (iv) Equity Securities of the Company issued in a Qualified IPO; or (v) Equity Securities of the Company issued in connection with any share split, share dividend, combination, or similar transaction of the Company.

“NGP” means Nokia Growth Partners II, L.P.

“NGP Observer” has the meaning set forth in Section 2.3 hereof.

“Non-competition Period” has the meaning set forth in Section 7.11(i) hereof.

“OA” means Rainbow Castle Holdings Limited (or its designated affiliate).

“OA Observer” has the meaning set forth in Section 2.3 hereof.

“Observer” has the meaning set forth in Section 2.3 hereof.

“OFAC” has the meaning set forth in Section 7.5 hereof.

“Offered Shares” has the meaning set forth in Section 6.2(i) hereof.

“Option Period” has the meaning set forth in Section 6.2(ii)(a) hereof.

“Ordinary Directors” has the meaning set forth in Section 2.1(i) hereof.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares and instruments convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Ordinary Shareholders” mean the holders of Ordinary Shares.

“Ordinary Shares” means the Company’s Class A Ordinary Shares and Class B Ordinary Shares, par value US$0.001 per share.

“Partnership Election” has the meaning set forth in Section 8.1 hereof.

“Party” or “Parties” have the meaning set forth in the Preamble of this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Permitted Transferee” means, with respect to any Preferred Shareholder, an entity Controls, Controlled by, or under common Control with any Preferred Shareholder; provided, that such Preferred Shareholder that is a corporation may freely transfer any of its Equity Securities to any shareholder of such Preferred Shareholder; and any Preferred Shareholder which is a limited or general partnership may freely transfer any of its Equity Securities to its partners and to affiliated partnerships managed by the same management company or managing (general) partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing (general) partner.  In the case of the Preferred Shareholders, a Permitted Transferee includes any of their respective Affiliates.

“PFIC” means passive foreign investment company as defined in the Code.

“PFIC Shareholder” has the meaning set forth in Section 8.3 hereof.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Preemptive Right” has the meaning set forth in Section 5.1 hereof.

“Preferred Series C Majority” means one or more Preferred Shareholders who hold a majority in voting power of the then outstanding Series C Preferred Shares.

“Preferred Shares” means collectively the Series A Preferred Shares, Series A-1 Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

“Preferred Shareholder Directors” means, collectively, the Series A Director, the Series B Director and the Series C Director (each a “Preferred Shareholder Director”) who currently serve on the Board, excluding, for the avoidance of doubt, any such Person who has vacated his/her office in accordance with Section 2.1 hereof and/or Article 72 or 73 of the Memorandum and Articles.

“Preferred Shareholder Majority” means one or more Preferred Shareholders who hold more than a majority in voting power of the then outstanding Preferred Shares (on an as-converted basis).

“Preferred Shareholders” has the meaning set forth in the Preamble of this Agreement.

“Qualified IPO” has the meaning set forth in the Memorandum and Articles.

“Quantum” means Quantum Strategic Partners Ltd.

“Related Party” means an officer, director or Affiliate of any Group Company or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them or any Relative of any of them.

“Relative” means a husband, wife, father, mother, son, daughter, brother, sister, grandparent, grandchild, or spouse of any of these, or a person living in the same household with an individual.

“Relevant Person” means (a) the Company or any of its Subsidiaries or (b) any officer, employee, director, agent, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries.

“Report” has the meaning set forth in Section 8.6 hereof.

“ROFR Option Period” has the meaning set forth in Section 6.3(iii) hereof.

“ROFR Notice” has the meaning set forth in Section 6.3(ii) hereof.

“SAFE” has the meaning set forth in Section 7.7(i) hereof.

“SDN List” has the meaning set forth in Section 7.5 hereof.

“Second Notice” has the meaning set forth in Section 6.2(ii)(c) hereof.

“Securities Act” has the meaning set forth in Schedule IV hereof.

“Selling Shareholder” has the meaning set forth in Section 6.4(i) hereof.

“Series A Director” has the meaning set forth in Section 2.1(i) hereof.

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A Preferred Shareholders” means the holders of the Series A Preferred Shares.

“Series A Preferred Shareholders Majority” means one or more Series A Preferred Shareholders who hold more than a majority in voting power of the then outstanding Series A Preferred Shares (on an as-converted basis).

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A-1 Preferred Shareholders” means the holders of the Series A-1 Preferred Shares.

“Series B Director” has the meaning set forth in Section 2.1(i) hereof.

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shareholders” means the holders of the Series B Preferred Shares.

“Series B Preferred Shareholders Majority” means one or more Series B Preferred Shareholders who hold more than a majority in voting power of the then outstanding Series B Preferred Shares (on an as-converted basis).

“Series C Director” has the meaning set forth in Section 2.1(i) hereof.

“Series C Preferred Shares” means has the meaning given to it in the Series C Preferred Shares Purchase Agreement.

“Series C Preferred Shareholders” means the holders of the Series C Preferred Shares.

“Series C Preferred Shareholders Majority” means one or more Series C Preferred Shareholders who hold more than a majority in voting power of the then outstanding Series C Preferred Shares (on an as-converted basis).

“Series C Preferred Shares Purchase Agreement” means the Series C Preferred Shares Purchase Agreement, dated as of January 26, 2015 by and among the Parties hereto.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that,

immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Shareholders” means the Ordinary Shareholders and Preferred Shareholders, and “Shareholder” means any one of them.

“Special Resolution” has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Steamboat” means Steamboat Ventures Asia, L.P..

“Statute” means the Companies Law of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns or Controls more than fifty percent (50%) of the issued and outstanding authorized share capital, voting interests or registered capital.

“Third Party Purchaser” has the meaning set forth in Section 6.3(i) hereof.

“Transaction Documents” means this Agreement, the Series C Preferred Shares Purchase Agreement, the Memorandum and Articles, the exhibits attached to any of the foregoing and each of the agreements and any other document or agreement entered into or provided by a Party in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer” has the meaning set forth in Section 6.2(i) hereof.

“Transfer Notice” has the meaning set forth in Section 6.2(i) hereof.

“Transferor” has the meaning set forth in Section 6.2(i) hereof.

“UOB” means UVM 2 Venture Investments LP acting through its general partner UOB Bioventures Management Pte Ltd.

“UOB Observer” has the meaning set forth in Section 2.3 hereof.

“U.S.” means the United States of America.

“U.S. Economic Sanctions” has the meaning set forth in Section 7.5 hereof.

“U.S. Person” or “United States Person” means any person described in Section 7701(a)(30) of the Code.

“WFOE” has the meaning set forth in the Preamble of this Agreement.

2.                                      Corporate Governance.

2.1                               Board of Directors.

(i)                                     From and after the date hereof, the Company shall have a Board consisting of up to nine (9) authorized directors.  The Management Holdcos Majority shall have the right to appoint  three (3) directors (the “Ordinary Directors”), initially being Qi Guosheng (祁国晟), Yu Guofa (于国法) and Bai Yanchun (白彦春).  Series A Preferred Shareholders Majority shall have the right to appoint one (1) director (the “Series A Director”), initially being Perry Chui. Series B Preferred Shareholders Majority shall have the right to appoint one (1) director (the “Series B Director”), initially being James Hyeong Uk Chang. GS (or the Preferred Series C Majority in the event that GS Transfers all or any portion of the Shares held by GS in the Company, except for Transfers by GS to its Permitted Transferees) shall have the right to appoint one (1) director (the “Series C Director”), initially being Fan Xiang (范翔).  One (1) of the Ordinary Directors shall be the then chief executive officer of the Company (being Qi Guosheng as of the date hereof).  The remaining three (3) directors shall be elected by a majority of the Board (including affirmative votes of the then chief executive officer of the Company and all Preferred Shareholder Directors), two of which initially being Gao Xudong (高旭东) and Thomas Adam Melcher (collectively the “Independent Directors”).

(ii)                                  At each election of the directors of the Board, each Shareholder shall vote at any meeting of members, such number of Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Shares to keep the authorized size of the Board at nine (9) directors and in addition (a) as may be necessary to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to this Section 2.1 and (b) against any nominees not designated pursuant to this Section 2.1.

(iii)                               Any Person or group of Persons entitled to designate any individual to be elected as a director of the Board pursuant to this Section 2.1 shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position.  Each Shareholder agrees to always vote such Shareholder’s respective Shares in support of the principle that a director to the Board designated pursuant to this Section 2.1 shall be removed from the Board with or without cause only upon the vote or written consent of the shareholders entitled to designate such director pursuant to Section 2.1, and each such holder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director without such vote or written consent.  If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1, the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 2.1, as the director whose seat was vacated.

(iv)                              Any director not elected in the manner provided in sub-paragraphs (i), (ii), or (iii) shall be elected by the members at a general meeting, with holders of Preferred Shares and Ordinary Shares voting together on an as-converted basis and not as separate classes.

2.2                               Alternates.  Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

2.3                               Board Observer.  So long as NGP does not sell any shares of the Company held by it to any third party other than an Affiliate of NGP, provided that such affiliate is not a competitor to the Company as determined in good faith by a majority of the Company’s Board of Directors, NGP shall have the right, from time to time, and at any time, to designate one (1) individual (the “NGP Observer”) who will be entitled to attend all meetings of the Board (whether in person, by telephone or other) in a non-voting capacity.  So long as OA does not sell any shares of the Company held by it to any third party other than an Affiliate of OA, provided that such affiliate is not a competitor to the Company as determined in good faith by a majority of the Company’s Board of Directors, OA shall have the right, from time to time, and at any time, to designate one (1) individual (the “OA Observer”) who will be entitled to attend all meetings of the Board (whether in person, by telephone or other) in a non-voting capacity.  So long as UOB does not sell any shares of the Company held by it to any third party other than an Affiliate of UOB, provided that such affiliate is not a competitor to the Company as determined in good faith by a majority of the Company’s Board of Directors, UOB shall have the right, from time to time, and at any time, to designate one (1) individual (the “UOB Observer”, together with NGP Observer and OA Observer, the “Observers” and each, an “Observer”) who will be entitled to attend all meetings of the Board (whether in person, by telephone or other) in a non-voting capacity.  The Company shall provide to each Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members.

2.4                               Establishment of Compensation Committee and Audit Committee; Auditors.  As reasonably practicable as possible following the Effective Date, the Company shall, and the Management Parties shall cause the Company to, establish and maintain (i) a Compensation Committee consisting of at least two Preferred Shareholder Directors and two Independent Directors (the “Compensation Committee”); and (ii) an Audit Committee consisting of at least two Preferred Shareholder Directors and two Independent Directors (the “Audit Committee”).  The Compensation Committee shall propose the terms of the Company’s equity incentive plans (including the ESOP), and all grants of awards thereunder, to the Board for approval and adoption by the Board and the Shareholders and shall have the power and authority to (a) administer the Company’s equity incentive plans (including the ESOP) and to grant options thereunder, and (b) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it.  The Audit Committee shall select the auditors of the Company and other Group Companies and approve the scope of the annual audit of the Company and other Group Companies, and shall have such other powers and authorities as the Board shall delegate to it.

2.5                               D&O Insurance.  Upon written request of any Preferred Shareholder, the Company shall, and the Management Parties shall cause the Company to, as promptly as practicable, purchase, and thereafter shall maintain, international standard directors’ and officers’ insurance on the best terms available in the market with one or more reputable and credit-worthy insurance companies, in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise or entity, against any liability asserted against the person and incurred by the person in that capacity.  The Memorandum and Articles shall at all times provide that the Company shall indemnify the members of the Board to the maximum extent permitted by the Law of the jurisdiction in which the Company is organized.

2.6                               Board Meetings.  The Company shall hold no less than one (1) Board meeting during each fiscal quarter.  A quorum for a Board meeting shall consist of five (5) directors, including all Preferred Shareholder Directors.  If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the Board meeting has been duly delivered to all directors in accordance with the applicable notice procedures in the Memorandum and Articles, and the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of any Preferred Shareholder Director(s), the meeting shall be adjourned to the third following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice duly delivered to all directors one day prior to the adjourned meeting pursuant to the applicable notice procedures in the Memorandum and Articles and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of any Preferred Shareholder Director(s), then any five or more directors present shall be a quorum.  Any resolution of the Board shall be passed with no less than a majority affirmative votes of directors present at the Board meeting. In the case of an equality of votes or a deadlock for whatever reason at a Board meeting, the Ordinary Director who is the Chief Executive Officer of the Company shall have an additional casting vote.  The Company shall promptly reimburse each member of the Board of Directors and each Observer that participates in or attends Board and/or committee meetings for all reasonable, out-of-pocket expenses incurred in connection with such participation or attendance, including without limitation round-trip travel (provided such traveling fee is no more than the market price of the economy class of the flight from the resident city of such Director or Observer to the city where the meeting is held) and lodging and/or long-distance telephone charges.  The Directors shall also be entitled to reimbursement from the Company for all other reasonable expenses incurred in their service as directors, but not more than RMB2,000 per day.

2.7                               Boards of Other Group Companies.  At the request of the Preferred Shareholder Majority, the number of directors on the board of the HK Holdco and WFOE shall be constituted in the same manner as the Board, and the provisions in this Section 2 shall apply mutatis mutandis to the board of directors of the HK Holdco and the WFOE.  The Covenantors and the Management Parties shall take all steps required to give effect to the first sentence of this Section 2.7.

2.8                               Additional Covenants.  Each Party shall ensure that the rights granted hereunder are effective and that the Parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above.  Each Party shall not avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Parties, and each Party shall, at all times in good faith take action as appropriate in the carrying out of all of the provisions of this Agreement.  Each Party agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

3.                                      Protective Provisions.

3.1                               Preferred Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Preferred Share remains outstanding, each Covenantor shall cause each Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote of Preferred Shareholder Majority in writing, voting as a single class:

(i)                                     amend, alter, or repeal any provisions of the Charter Documents of any Group Company (including the Memorandum and Articles) or any Control Document (as defined in the Memorandum and Articles);

(ii)                                  create, authorize or issue (including by reclassification or otherwise) any Equity Securities of any Group Company (other than pursuant to the ESOP);

(iii)                               alter, reorganize or otherwise recapitalize the Equity Securities of any Group Company, including, without limitation, any increase, reduction or cancellation of the Equity Securities of any Group Company or any consolidation, subdivision or conversion of, or any alteration of the rights in respect of, any Equity Securities of any Group Company;

(iv)                              effect any sale, liquidation, dissolution, winding up, or merger of any Group Company, or transfer of all or substantially all of its assets, or any other transaction in which Control of any Group Company is transferred;

(v)                                 repurchase or redeem any Equity Securities of any Group Company, except for redemption or repurchase of shares at cost upon termination of services of an employee, consultant, or independent contractor or pursuant to the Company’s exercise of its rights of first refusal;

(vi)                              change the size or composition of the board of directors of any Group Company;

(vii)                           declare or pay any dividend or other distribution on any Equity Securities of any Group Company;

(viii)                        issue debt or guarantee, together with any other then outstanding debt owed by the Group Companies, in excess of US$1,000,000;

(ix)                              approve or amend any stock option plan or other employee incentive plan or increase the number of shares reserved for issuance to employees, directors or contractors;

(x)                                 change the principal business of any Group Company, enter a new line of business or exit the current line of business;

(xi)                              appoint any of the following the positions of any Group Company: Chairman, Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, President, Managing Director, any other Vice President level or above position, Controller, or HR Director;

(xii)                           appoint or remove the Company’s auditor or make any material change in the accounting or financial policies of the Company;

(xiii)                        appoint or remove directors of Group Companies (other than the Company);

(xiv)                       approve the annual budget and business plans and any material deviations therefrom;

(xv)                          allocation of any Equity Securities of the Company to employees and consultants of the Group under the ESOP;

(xvi)                       enter into any transaction with any Related Party or Affiliate of any Group Company, or amend any existing agreement with such Person;

(xvii)                    sell, transfer, change, pledge or encumber the equity interests in any of the Group Company (other than the Company);

(xviii)                 sell, transfer, license, pledge or encumber any technology or intellectual property of any of the Group Companies, other than licenses granted in the ordinary course of business;

(xix)                       acquire a business or enter into a joint venture with a transaction value in excess of US$1,000,000;

(xx)                          incur any items of expenditure outside the duly approved annual budget in excess of US$500,000 per month, individually or in the aggregate; or

(xxi)                       provide any increase in compensation of any employee of any Group Company with monthly salary of at least RMB40,000 by more than fifteen percent (15%) in a twelve (12) month period.

Where any action listed in paragraphs (i) to (xxi) above requires a Special Resolution in accordance with the Statute, and if the Shareholders vote in favor of such act but the approval of the Preferred Shareholder Majority has not been obtained, then each holder of a Preferred Share who votes against the resolution at a meeting of the Shareholders shall be deemed to have ten (10) times the number of votes of its own actual Shares.

3.2                               Series A Preferred Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Series A Preferred Share remains outstanding, each Covenantor shall cause each Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote in writing of the holders of a majority of the then outstanding Series A Preferred Shares, voting as a separate class:

(i)                                     change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares;

(ii)                                  change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A-1 Preferred Shares, the Series B Preferred Shares, or the Series C Preferred Shares, which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series A Preferred Shareholders.

3.3                               Series A-1 Preferred Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Series A-1 Preferred Share remains outstanding, each Covenantor shall cause each Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote in writing of the holders of a majority of the then outstanding Series A-1 Preferred Shares, voting as a separate class:

(i)                                     change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A-1 Preferred Shares; or

(ii)                                  change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares, the Series B Preferred Shares, or the Series C Preferred Shares, which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series A-1 Preferred Shareholders.

3.4                               Series B Preferred Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Series B Preferred Share remains outstanding, each Covenantor shall cause each Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote in writing of the holders of a majority of the then outstanding Series B Preferred Shares, voting as a separate class:

(i)                                     change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series B Preferred Shares; or

(ii)                                  change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise), the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares, the Series A-1 Preferred Shares or

the Series C Preferred Shares, which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series B Preferred Shareholders.

3.5                               Series C Preferred Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Series C Preferred Share remains outstanding, each Covenantor shall cause each Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote in writing of the Preferred Series C Majority, voting as a separate class:

(i)                                     change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series C Preferred Shares;

(ii)                                  change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise), the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares, the Series A-1 Preferred Shares or the Series B Preferred Shares, which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series C Preferred Shareholders.

3.6                               Class A Ordinary Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Class A Ordinary Share remains outstanding, the Company shall cause each Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote in writing of the holders of a majority of the then outstanding Class A Ordinary Shares, voting as a separate class:

(i)                                     change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise), the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Class A Ordinary Shares;

(ii)                                  create, authorize or issue (including by reclassification or otherwise) any Class A Ordinary Share of any Group Company.

4.                                      Information and Inspection Rights.

4.1                               Delivery of Financial Statements.  The Company shall, and each Covenantor shall cause the Company to, deliver to each Preferred Shareholder the following documents or reports:

(i)                                     as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, the audited consolidated income statements and statements of cash flows of the Company for such fiscal year, and the audited consolidated balance sheet of the Company as of the end of such fiscal year, prepared in accordance with Applicable Accounting Principles and audited by a Big Four Accounting Firm;

(ii)                                  as soon as practicable, but in any event within thirty (30) days after the end of each calendar month, the unaudited and unconsolidated management accounts of each member of the Group for such calendar month, prepared in accordance with Applicable Accounting Principles and including information regarding headcount, comparisons to monthly budgets, information regarding the capitalization of the Company, and any other information reasonably requested by such Preferred Shareholder; and

(iii)                               as soon as practicable, but in any event no later than the beginning of each fiscal year, a comprehensive operating budget and business plan for the such fiscal year for the Group Companies, setting forth for each month during such fiscal year a projected balance sheet, cash flow statement and profit and loss statement.

4.2                               Inspection.  Each Covenantor shall cause each Group Company to, permit Series A Preferred Shareholders Majority, Series B Preferred Shareholders Majority and Series C Preferred Shareholders Majority or their duly designated representatives, during normal business hours following reasonable notice but no more than one (1) time per quarter and four (4) times per year, to visit and inspect the relevant Group Company, its Subsidiaries, any of the properties of the Group Company or its Subsidiaries, and to examine the books of account and records of the Group Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Group Company and its Subsidiaries with the directors, officers, management employees, accountants, legal counsel and investment bankers of such entities.

4.3                               Accounts Monitoring Access.  For so long as the Preferred Shareholders hold any Preferred Shares, the Company shall and each other Covenantor shall cause the Company to provide to each of Preferred Shareholders (or their respective representatives) monitoring access (including online access) to the Company’s offshore accounts with any banks, brokers or other financial institutions.

5.                                      Preemptive Rights.

5.1                               General.  The Company hereby grants to each Preferred Shareholder a right (the “Preemptive Right”) to purchase up to its pro rata share of any New Securities that the Company may, from time to time, propose to sell or issue, in the proportions set forth in this Section 5.1.  Each Preferred Shareholder’s “pro rata share” for the purposes of this Section 5.1 shall be determined according to the aggregate number of Conversion Shares in respect of all Preferred Shares held by such Preferred Shareholder immediately prior to the issuance of the New Securities in relation to the aggregate number of Conversion Shares in respect of all Preferred Shares then outstanding immediately prior to the issuance of the New Securities.

5.2                               Issuance Notice.  In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preferred Shareholder written notice (an “Issuance Notice”) of such intention, describing (i) the type of New Securities, (ii) the identity of the prospective subscriber, and (iii) the price and the general terms upon which the Company proposes to issue the same.  Each of the Preferred Shareholders shall have fifteen (15) days after the receipt of such notice to agree to purchase up to such Preferred Shareholder’s respective pro rata share of such New Securities (as determined in Section 5.1) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

5.3                               Sales by the Company.  For a period of one hundred and fifty (150) days following the expiration of the fifteen (15) day period as described in Section 5.2, the Company may sell any New Securities with respect to which the Preferred Shareholders’ rights under this Section 5 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice.  In the event the Company has not sold such New Securities within such one hundred and fifty (150) day period, the Company shall not and the other Covenantors shall cause the Company not to thereafter issue or sell any New Securities, without first again offering such securities to the Preferred Shareholders in the manner provided in this Section 5.

6.                                      Share Transfer Rights and Restrictions

6.1                               Prohibition on Transfer of Shares.

(i)                                     General.  Notwithstanding any other provision to the contrary herein and subject to Section 6.1(ii), none of the Parties shall directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (“Transfer”) all or any part of any interest in any Shares except pursuant to this Section 6.  None of the Management Holdcos, the Tom Melcher Revocable Trust, and the Employee Holdco shall directly or indirectly Transfer in any way all or any part of any interest in any Shares without the prior written consent of the Preferred Shareholder Majority.

(ii)                                  Permitted Transfers.  Any Transfer of Equity Securities of the Company by any Preferred Shareholder to its Permitted Transferee(s) may be made without compliance with Sections 6.2, 6.3, 6.4 and 6.5 hereof.

(iii)                               Prohibited Transfers Void.  Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(iv)                              No Indirect Transfers.  Except for transfers by Preferred Shareholders to Permitted Transferees, each of the Parties shall not circumvent or otherwise avoid the rights of other Shareholders under Sections 6.2, 6.3, 6.4 and 6.5 hereof or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person (including any Affiliates) or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person (including any Affiliates), or otherwise.  Each of the Parties furthermore agrees that, so long as such  Party is bound by this Agreement and subject to Section 6.1(ii), the Transfer, sale or issuance of any Equity Securities of any holding company of such Party (including without limitation the Management Holdcos) without the prior written consent of the Board of Director (including the consent of all Preferred Shareholder Directors) shall be prohibited, and each such Party agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities of such holding company without the prior written consent of the Board of Director (including the consent of all Preferred Shareholder Directors).  Any purported Transfer, sale or issuance of any Equity Securities of any such holding company in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any Management Party) shall recognize any such Transfer, sale or issuance.  The Management Parties shall cause the Employee Holdcos not to permit any Transfer of shares of the Employee Holdco and Tom Melcher Revocable Trust or any interest therein, directly or indirectly, by their shareholders.

6.2                               Rights of First Offer.

(i)                                     Transfer Notice.  Except for a permitted Transfer made by any Preferred Shareholder pursuant to Section 6.1(ii), if any Shareholder  proposes to sell any Equity Securities of the Company (such holder, a “Transferor”), then the Transferor shall give the Company and other Shareholders a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (a) a description of the Equity Securities of the Company to be Transferred (the “Offered Shares”) and (b) the proposed consideration and other material terms and conditions upon which the Offered Shares are offered.

(ii)                                  Shareholders’ Option.

(a)                                 Each Shareholder (other than the Transferor) shall have an option for a period of ten (10) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective pro rata share of the Offered Shares set out in the Transfer Notice at the price and subject to the material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(b)                                 For the purposes of this Section 6.2(ii), each such Shareholder’s “pro rata share” of the Offered Shares shall be equal to (A) the total number of Offered Shares, multiplied by (B) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Shareholder (on as-converted basis assuming conversion of all Preferred Shares) on the date of the Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Shares issued and outstanding on such date (on as-converted basis assuming conversion of all Preferred Shares).

(c)                                  If any such Shareholder fails to exercise its right to purchase its full pro rata share of the available Offered Shares, the Transferor shall deliver a written notice (the “Second Notice”) within five (5) days after the expiration of the Option Period to the Company and each Shareholder that elected to purchase its entire pro rata share of the Offered Shares (an “Exercising Shareholder of Right of First Offer”).  The Exercising Shareholders of Right of First Offer shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of the Second Notice; provided, however, that if the Exercising Shareholders of Right of First Offer desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among the Exercising Shareholders of Right of First Offer in accordance with their relative pro rata shares based on the number of the unpurchased Offered Shares such

Exercising Shareholders of Right of First Offer have elected to purchase pursuant to this Section 6.2(ii)(c).

(d)                                 Subject to applicable securities Laws, each such Preferred Shareholder shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Preferred Shareholder notifies the Company and the Transferor in writing.

(iii)                               Procedure.

(a)                                 If any Shareholder gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, its re-allotment, then payment for the Offered Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased with an executed instrument of transfer, at a place agreed to by the Transferor and all the participating Shareholders and at the time of the scheduled closing therefor, no later than sixty (60) days after the participating Shareholder’s receipt of the Transfer Notice.

(b)                                 The exercise or non-exercise of the rights of the Shareholders under Section 6.2 to purchase Equity Securities of the Company from a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities of the Company by the Transferor hereunder.

6.3                               Non-Exercise of Rights of First Offer and the Company’s Rights of First Refusal.

(i)                                     To the extent that the Shareholders have not exercised their rights to purchase all Offered Shares within the time periods specified in Section 6.2, subject to the procedures set forth in this Section 6.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights specified in Section 6.2 to offer the remaining Offered Shares (the “Company ROFR Shares”) to any third party purchaser (“Third Party Purchaser”) upon terms and conditions (including the purchase price) no more favorable to Third Party Purchaser than those specified in the Transfer Notice.

(ii)                                  If the Transferor proposes to sell the Company ROFR Shares to a Third Party Purchaser, the Transferor shall give the Company a written notice (the “ROFR Notice”), which shall include (a) a description of the Company ROFR Shares, (b) the identity of the Third Party Purchaser(s) and (c) the consideration and other material terms and conditions upon which the proposed Transfer is to be made.  The RFOR Notice shall certify that the Transferor has received a definitive offer from the Third Party Purchaser and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The RFOR Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(iii)                               The Company shall have an option for a period of ten (10) days following receipt of the ROFR Notice (the “ROFR Option Period”) to elect to purchase all of the Company ROFR Shares set out in the ROFR Notice at the same price and subject to the same material terms and conditions as described in the ROFR Notice, by notifying the Transferor in writing before expiration of the ROFR Option Period.

(iv)                              If the Company gives the Transferor notice that it desires to purchase all of the Company ROFR Shares, then payment for the Company ROFR Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Company ROFR Shares to be purchased with an executed instrument of transfer, at a place agreed to by the Transferor and the Company and at the time of the scheduled closing therefor, no later than thirty (30) days after the Company’s receipt of the ROFR Notice.

(v)                                 To the extent that the Company has not exercised its rights to purchase all Company ROFR Shares within the ROFR Option Period, the Transferor shall have a period of ninety (90) days from the expiration of the ROFR Option Period to sell all of the Company ROFR Shares to the Third Party Purchaser identified in the ROFR Notice upon terms and conditions (including the purchase price) no more favorable to such Third Party Purchaser than those specified in the ROFR Notice, so long as any such sale is effected in accordance with any applicable securities Laws.  The Parties agree that any such Third Party Purchaser, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement with respect to the Company ROFR Shares, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

(vi)                              In the event the Transferor does not consummate the sale or disposition of any Company ROFR Shares pursuant to the terms set forth in Section 6.3(v), Sections 6.2 and 6.3 shall be re-invoked, as the case may be, and shall be applicable to any subsequent disposition until such rights lapse in accordance with the terms of this Agreement.

(vii)                           The exercise or non-exercise of the rights of the Company under Section 6.3 to purchase Equity Securities of the Company from a Transferor shall not adversely affect its rights to make subsequent purchases from the Transferor of Equity Securities of the Company by the Transferor hereunder.

(viii)                        Valuation of Property.

(a)                                 Should the purchase price specified in the ROFR Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(b)                                 If the Transferor and the Company cannot agree on such cash value within the ROFR Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor and the Company or, if they cannot agree on an appraiser within the ROFR Option Period, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(c)                                  The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the Company, on the other hand.

(d)                                 If the value of the purchase price in the ROFR Notice is not determined within ROFR Option Period, the closing of the purchase of Company ROFR Shares by the Company shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 6.3(viii).

6.4                               Right of Co-Sale

(i)                                     To the extent the Company does not exercise its rights of first refusal as to all of the Company ROFR Shares proposed to be sold by the Transferor to the third party transferee identified in the ROFR Notice, each Preferred Shareholder shall have the right to participate in such sale, to the third party transferee identified in the ROFR Notice, of the Company ROFR Shares not purchased pursuant to Section 6.3, on the same terms and conditions as specified in the ROFR Notice (but in no event less favorable to the Transferor) by notifying the Transferor in writing within the ROFR Option Period (such Preferred Shareholder a “Selling Shareholder”).  Such Selling Shareholder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate.  To the extent one or more Preferred Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities of the Company that the Transferor may sell in the Transfer shall be correspondingly reduced proportionally.

(ii)                                  The total number of Equity Securities of the Company that each Selling Shareholder may elect to sell shall be equal to the product of (a) the aggregate number of the ROFR Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 6.3 hereof, multiplied by (b) a fraction, the numerator of which is the number of Ordinary Shares (assuming the exercise, conversion and exchange of all Ordinary Shares Equivalents) owned by such Selling Shareholder on the date of the ROFR Notice and the denominator of which is the total number of Ordinary Shares (assuming the exercise, conversion and exchange of all Ordinary Shares Equivalents) owned by the Transferor and all Selling Shareholders on the date of the ROFR Notice (the “Co-Sale Shares”).

(iii)                               Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the Third Party Purchaser one or more executed instruments of transfer and share certificates, which represent the type and number of Equity Securities of the Company which such Selling Shareholder elects to sell; provided, however that if the Third Party Purchaser objects to the delivery of Equity Securities in lieu of Ordinary Shares, such Selling Shareholder shall only deliver Ordinary Shares (and therefore shall convert any such Equity Securities into Ordinary Shares) and certificates and instruments of transfer corresponding to such Ordinary Shares.  The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(iv)                              The share certificate or certificates that a Selling Shareholder delivers to the Transferor pursuant to Section 6.4(iii) shall be transferred to the Third Party Purchaser and the register of members of the Company updated in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the ROFR Notice, and the Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which such Selling Shareholder is entitled by reason of its participation in such sale.

(v)                                 To the extent that any Third Party Purchaser prohibits the participation of a Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such Third Party Purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Shareholder such shares or other securities that such Selling Shareholder would otherwise be entitled to sell to the Third Party Purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the ROFR Notice.

(vi)                              Regardless of the foregoing, if the ROFR Shares are Preferred Shares, then a Selling Shareholder may only exercise its right of co-sale under this Section 6.4 and participate in such sale with shares of the same class and series as the class and series of the Offered Shares.

(vii)                           The exercise or non-exercise of the rights of the Shareholders to participate in the sale of Equity Securities by a Transferor pursuant to this Section 6.4 shall not adversely affect their rights to subsequently participate in sales of Equity Securities by such Shareholder.

6.5                               Drag Along Right

(i)                                     Prior to a Qualified IPO, if the Management Holdcos Majority and the Preferred Shareholder Majority (the “Accepting Shareholders”), approve and notify the Company in writing of a proposed Share Sale or Deemed Liquidation Event, whether by way of merger, consolidation, sale of assets, control share acquisition or other transaction in which Control of the Company is transferred, which values the Company at or above US$300 million (each such event, a “Drag Along Event”), then the Company shall promptly notify each other Shareholder in writing of such approval and the material terms and conditions of such proposed Drag Along Event, whereupon each such Shareholder shall, in accordance with instructions received from the Company, vote all of such Shareholder’s voting Equity Securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of its Equity Securities in such Drag Along Event (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the event that such Shareholder has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Accepting Shareholders.

(ii)                                  Each Shareholder agrees to make representations and warranties in connection with such proposed Drag Along Event regarding (a) ownership and authorization to sell the shares to be sold by itself and (b) no existence of any material violation as a result of such sale under any material agreement to which such Shareholder is a party.

(iii)                               Each Shareholder agrees to obtain any consents or approvals in order to facilitate to transfer its Equity Securities of the Company pursuant to Section 6.5(i) without significant expenses and to pay its pro rata share of expenses incurred in connection with the transaction contemplated pursuant to this Section 6.5.

(iv)                              In furtherance of the foregoing, each such Shareholder agrees to, and the Company is hereby expressly authorized by each such Shareholder to take on such Shareholder’s behalf (without receipt of any further consent by such Shareholder), any or all of the following actions: (a) vote all of the voting Equity Securities of the Company of such Shareholder in favor of any such proposed Drag Along Event; (b) otherwise consent on such Shareholder’s behalf to such proposed Drag Along Event; (c) sell all of such Shareholder’s Equity Securities of the Company in such proposed Drag Along Event, in accordance with the terms and conditions of this Section 6.5 and/or (d) act as such Shareholder’s attorney-in-fact in relation to any such proposed Drag Along Event and have the full authority to sign and deliver, on behalf such Shareholder, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any Shares in the event that such Shareholder has lost or misplaced the relevant share certificate.  Each Shareholder furthermore agrees to take all necessary actions in connection with the consummation of such Drag Along Event as reasonably requested by the Accepting Shareholders, including without limitation entering into all customary agreements and other documents as may be requested by the Accepting Shareholders to close the Drag Along Event.

6.6                               Legend.  Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by any Shareholder other than a Preferred Shareholder shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY.  COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

7.                                      Additional Agreements; Other Covenants.

7.1                               Registration Rights.

The Company hereby grants to the Shareholders such registration rights as set forth on Schedule IV.  In addition, the Company’s insider trading policy will provide that directors may implement 10b5-01 trading plans on a basis approved by the Preferred Shareholders.

7.2                               Stock Option Plan

(i)                                     The Company has duly reserved 2,500,000 Class B Ordinary Shares (as adjusted for share splits and similar events) for issuance to employees or consultants of the Group pursuant to the ESOP. Any grant of awards under the ESOP shall be subject to the approval of the Compensation Committee.  The number of Class B Ordinary Shares reserved for ESOP may be increased with the approval of the Preferred Shareholder Majority.

(ii)                                  All shares, options or other securities granted or issued under the ESOP shall be subject to a vesting schedule pursuant to which twenty-five percent (25%) of such shares or options shall vest on the one (1) year anniversary of such grant, with the remaining seventy-five

(75%) to vest in equal monthly installments over the next thirty-six (36) months, expect as approved in writing by the Board of Directors including affirmative consents from each of the Preferred Shareholder Directors.  All Persons receiving shares or exercising options or other securities awarded under the ESOP shall be required and agreed in writing to be bound by the terms of this Agreement as a Shareholder.

(iii)                               The Company shall not, and the other Covenantors shall cause the Company not to, grant any awards pursuant to the ESOP to any grantee in the PRC if any authorization, consent, order or approval of any Governmental Authority or official that is necessary to effectuate such ESOP in the PRC in accordance with PRC Law has not been obtained.

7.3                               Compliance.  Each Covenantor shall cause each Group Company to use its best efforts to cause any direct or indirect Subsidiary or entity Controlled by the Company, including without limitation the Group Companies, whether now in existence or formed in the future, to comply in all material respects with all applicable Laws.  Without limiting the generality of the foregoing, each Group Company shall not, and the Management Parties shall cause the Company not to, and the Covenantors shall cause their respective Affiliates, officers, directors, employees, agents, and representatives not to, directly or indirectly, (i) offer, give, promise to give, or authorize the giving of anything of value to any officer, employee or any other person acting in an official capacity for any Government Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where there is knowledge or awareness of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Government Official, with the intent of obtaining any improper advantage, affecting or influencing any act, decision, or omission of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business for or with, or directing business to the Group Company or any of its subsidiaries or in connection with receiving any approval of the transactions contemplated herein, (ii) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a U.S. Person), the United Kingdom Bribery Act, as amended, or any other applicable similar anti-corruption, anti-bribery, recordkeeping and internal controls Laws, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic Governmental Official or employee from corporate funds or (iii) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books and records of such Group Company.

7.4                               Compliance Program.

(i)                                     The Covenantors shall and shall cause the Company to, as soon as practicable and in any event no later than one hundred and twenty (120) days following the date hereof, adopt and implement (a) an anti-corruption policy and (b) effective disclosure controls and procedures and an internal accounting controls system in each case in form and substance to the reasonable satisfaction of each of the Preferred Shareholders.  Following the adoption and implementation of the foregoing, the Covenantors shall conduct, or shall have conducted by a third party, periodic anti-corruption policy training for the employees of the Group Companies so as to the greatest extent possible detect and deter any violations of Anti-Corruption Laws.

(ii)                                  The Covenators shall notify each of the Preferred Shareholders of any violation or potential violation of Anti-Corruption Laws, U.S. Economic Sanction, or Money Laundering Law by the Company or its Affiliates, or any of their agents.

7.5                               OFAC. The Company will not directly or indirectly use the proceeds of the transactions contemplated by the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Person towards any sales or operations in Cuba, Iran, Libya, Syria, Sudan, the Democratic People’s Republic of Korea, Myanmar or any other country sanctioned by OFAC or for the purpose of funding any operations or financing any investments in, or make any payments to, any Person, entity, or government listed on the Office of Foreign Assets Control’s (“OFAC”) “Specially Designated National and Blocked Person List” (“SDN List”) or otherwise subject to any sanction administered by OFAC (“U.S. Economic Sanctions”).  The use of proceeds will be in compliance with and will not result in the breach by any Relevant Person of the U.S. Economic Sanctions; and the Company further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of U.S. Economic Sanctions by any person, including any person participating in the transactions contemplated by the Transaction Documents.

7.6                               Money Laundering Laws.  The Company and Covenantors shall procure that the operations of the Company and its Subsidiaries shall be conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all PRC and U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”).

7.7                               PRC Matters.

(i)                                     The Covenantors shall ensure that all filings and registrations with the relevant PRC Governmental Authorities required in respect of the Group Companies and the Management Parties, including the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Industry and Information Technology, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange (“SAFE”), tax bureau, customs authorities, product registration authorities, health regulatory authorities and the local counter part of each of the aforementioned governmental authorities, as applicable, shall be duly completed in accordance with the relevant Laws.

(ii)                                  If any Shareholder or beneficiary owner of shares of the Company, including, without limitation, Ordinary Shares and Preferred Shares, or any other Equity Securities (each, a “Company Security Holder”) is a “Domestic Resident” as defined in Circular 37 issued by SAFE on July 4, 2014 (“Circular 37”) and is subject to the SAFE registration or reporting requirements under Circular 37, in each case as determined by the Board of Directors or counsel to the Company, the Company shall and the Management Parties shall cause the Company to promptly obtain a power of attorney reasonably satisfactory to the Preferred Shareholder

Majority from such Company Security Holder, and the Company shall and the Management Parties shall cause the Company to cause the designated representative under such power of attorney to take such actions and execute such instruments on behalf of such Company Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 37 as determined in the sole discretion of the Board of Directors or counsel to the Company.  The Group Companies and the Management Parties shall fully comply with all applicable PRC Laws relating to the filing, registration and reporting to SAFE or any of its local branches with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

(iii)                               The Parties hereby acknowledge and agree that, as part of the consideration for the Preferred Shareholders’ subscription of Preferred Shares and other valuable consideration, the Company and any of its current or future Subsidiaries have the option, exercisable by the Company or any of its current or future wholly-owned Subsidiaries, as the case may be, at any time (provided that such purchase by the Company or any of its current or future wholly-owned Subsidiaries is permitted under the then applicable Laws of the PRC) to purchase or transfer to the Company or any of its current or future wholly-owned Subsidiaries the entire equity interest of any Controlled Entity from the shareholders of such Controlled Entity at the lowest amount permitted under the then applicable Laws of the PRC.  The parties further agree to effect such transfer of equity interest in the Controlled Entity upon receipt of the written request of the Preferred Shareholder Majority, provided that such transfer shall at the time of such request be permissible under the then applicable Laws of the PRC.

7.8                               Memorandum and Articles.  In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

7.9                               Employment Matters.  As soon as reasonably practicable and unless otherwise determined by the Preferred Shareholder Majority, the Company shall, and the other Covenantors shall cause the Company to, require all employees and consultants now or hereafter employed or retained by any Group Company to enter into a confidential information, invention assignment, non-compete and non-solicitation agreement requiring such Persons to protect and keep confidential each Group Company’s confidential information, intellectual property and trade secrets, prohibiting such Persons from competing with the Group Companies during their tenure with any Group Company, prohibiting such employees from soliciting the employees and consultants of the Group Companies for a reasonable time after their tenure with any Group Company, and requiring such employees to assign all ownership rights in their work product to the Group Companies to the maximum extent permitted by applicable Law.

7.10                        Key Person Insurance.  The Board shall determine the appropriate level of key person life insurance, under which the Company shall be the sole beneficiary.

7.11        Non-compete.

(i)                                     Each of the Management Shareholders hereby undertakes, and the Covenantors shall cause each of the Key Employees to undertake, to the Company and the Preferred Shareholders that for as long as he is employed by any Group Company and a period of two (2) years thereafter (“Non-competition Period”), he will not, without the prior written consent of the Preferred Shareholder Majority, either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person:

(a)                                 Carry on or be engaged, concerned or interested directly or indirectly whether as shareholder (other than as a holder of less than 1% of the outstanding capital stock of a public traded company), director, employee, partner, agent or otherwise carry on any business in direct competition with the primary business then operated by the Company in the PRC and any other geographic territory in which the Company then actively operates;

(b)                                 Solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any person, firm, company or organization who is or shall at any time within twelve (12) months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company; or

(c)                                  Employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any person who is or shall have been at the date of or within twelve (12) months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such person would commit a breach of contract by reason of leaving such employment (other than pursuant to advertisements of general circulation).

(ii)                                  Each of the Management Shareholders hereby undertakes, and the Covenantors shall cause each of the Key Employees to undertake, to the Company and the Preferred Shareholders that neither he nor any of his Affiliates will at any time hereafter, in relation to any trade, business or company, use in contravention of Law any business or trade name or any permutation, combination, derivation or part thereof now or hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as is likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his Affiliates.

(iii)                               Each and every obligation under this Section 7.11 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

(iv)                              If any restrictions in this Section 7.11 shall be adjudged to be invalid or unenforceable as being in excess of what is reasonably required for the protection of the Group or the Shareholders, but would be valid if parts of this Section 7.11 were deleted or the scope herein reduced, all restrictions in this Section 7.11 shall apply with such modifications as may be necessary to make them legally valid and effective.

(v)                                 The Management Shareholders hereby covenant that each of them shall continue to devote all of his working time to managing the business and operations of the Group, and shall not, without the prior written consent of the Preferred Shareholder Majority, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (a) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any other entity (A) through the ownership of any equity interest in such entity, (B) by occupying half or more of the board seats of such entity, or (C) by contract or otherwise; or (b) devote time to carry out the business operation of any other entity.

7.12                        Public Dissemination Right.  The Company shall keep the Preferred Shareholders informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to the Group Company), criminal or regulatory investigation or action involving the Group Company, so that the Preferred Shareholders will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action and the Company shall reasonably cooperate with the Preferred Shareholders, their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by any of the Preferred Shareholder, making a public announcement of such matters).

7.13                        Confidentiality.

(i)                                     Disclosure. The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

(ii)                                  Permitted Disclosures.  Notwithstanding the foregoing, (i) each member of the Group and each Preferred Shareholder, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective partners, investors or transferees, Affiliates and its and their respective, shareholders, business partners, investment advisers, employees, directors, officers, investment bankers, lenders, accountants, auditors, attorneys or representatives or advisors who need to know such information, and solely for their own use, in each case only where such Persons are under appropriate nondisclosure obligations; and (ii) each Preferred Shareholder may disclose any of the Financing Terms to its fund manager and the directors, officers and employees thereof so long as such Persons are under appropriate nondisclosure obligations.

(iii)                               Legally Compelled Disclosure.  In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any legal process or a subpoena, civil investigation demand (or similar process), order, statute, rule, request or other legal or similar requirement made, promulgated or imposed by a court or by a judicial, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 7.13, such Party (the “Disclosing Party”) shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the other Parties.

(iv)                              Other Exceptions.  Notwithstanding any other provision of this Section 7.13, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the restricted Party; (iv) disclosures to a Party’s accountants and attorneys so long as they agree to keep such disclosures confidential or (v) information to any person to which disclosure is approved in writing by the party providing the information.

7.14                        Press Releases.  None of the Parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of each Preferred Shareholder or use the name of the Preferred Shareholder (including but not limited to Goldman, Sachs & Co., or any Affiliate of GS) without obtaining in each instance the prior written consent of such Preferred Shareholder.

7.15                        No Promotion.  The Parties agree that it will not, without the prior written consent of the applicable Affiliate of GS, in each instance, (i) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co., or any Affiliate of GS, or any partner or employee of a Affiliate of GS, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co. or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Goldman, Sachs & Co. or an Affiliate of GS.  The Parties further agree that it shall obtain the written consent from the applicable Affiliate of GS prior to the issuance of any public statement detailing such Affiliate of GS’s purchase of shares pursuant to this Agreement.

7.16                        Use of Logo.  The Company shall grant the Preferred Shareholders and their respective Affiliates permission to use the Company’s name and logo in its or its Affiliate’s marketing materials and bid documentation in relation to potential transactions.  The Company shall not, and shall procure that none of its Subsidiaries or its or their respective directors, officers, employees, agents or other representatives will, directly or indirectly use or refer to any Preferred Shareholder’s name, or any derivation thereof, for any purpose whatsoever (including, without limitation, in filing with any governmental authority, any press release, any public announcement or statement or in any interview or other discussion with any reporter or other member of the media) without the prior written consent of such Preferred Shareholder with respect to each such use or reference.

8.                                      Tax Matters.

8.1                               Each Group Company shall not, and the Management Parties shall cause each Group Company not to, take any action inconsistent with the treatment of the relevant Group Company as a corporation for U.S. federal income tax purposes and each Group Company shall not, and the Management Parties shall cause each Group Company not to, elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.  Upon notification by any Preferred Shareholder that any Group Company should elect to be classified as a partnership or disregarded entity for U.S. federal income tax purposes (the “Partnership Election”), and with the written consent of each other Preferred Shareholder that is either a United States Person or has owners who are Indirect US Investors (which consent may be withheld in each such Preferred Shareholder’s sole discretion), the Company shall make, or shall cause to be made, the “Partnership Election” by filing, or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit the Partnership Election to be terminated or revoked without the written consent of each Preferred Shareholder.

8.2                               Each Group Company and Management Parties shall use their best efforts to arrange the management and business activities of each Group Company in such a way that none of the Group Companies is treated as a resident for tax purposes of or is subject to income tax in a jurisdiction other than the jurisdiction in which it has been organized.

8.3                               Each Group Company and Management Parties shall use their best efforts to avoid future status of any Group Company as a PFIC.  Within forty-five (45) days from the end of each taxable year of the Company, each Group Company shall, and the Management Parties shall cause each Group Company to determine, in consultation with a reputable accounting firm, whether any Group Company was a PFIC in such taxable year (including whether any exception to PFIC status may apply).  If any Group Company or Management Parties determines that any Group Company was a PFIC in such taxable year (or if a Government Authority or a Preferred Shareholder informs a Group Company that it has so determined), the Group Company or Management Parties, as relevant, shall, within sixty (60) days from the end of such taxable year, provide the following information to each Preferred Shareholder that is a United States Person and each United States Person that holds either direct or indirect interest in a Preferred Shareholder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information available to the relevant Group Company as a PFIC Shareholder may request to permit such PFIC Shareholder to (a) accurately and timely prepare its U.S. tax returns and comply with any other reporting requirements, if any, arising from its investment in the Group Company and relating to the relevant Group Company’s classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the relevant Group Company; and (ii) a completed “PFIC Annual Information Statement” as described in Treasury Regulation Section 1.1295-1(g) and attached hereto as Exhibit A.  A Group Company shall be required to provide the information described above to an Indirect US Investor only if a Preferred Shareholder requests in writing that the Group Company provide such information to such Indirect US

Investor and furnishes the Group Company with written identifying information (such as name, address, and other identifying information) about the Indirect US Investor.

8.4                               Each shareholder of each Group Company (except for the Preferred Shareholder) represents (i) that it is not a United States Person, and (ii) that it is not owned, wholly or in part, directly or indirectly, by any United States Person.  Each shareholder of each Group Company (other than the Preferred Shareholder) shall provide prompt written notice to the relevant Group Company, and the Group Company shall in turn provide prompt written notice to the Preferred Shareholder, of any subsequent change in United States Person status in their shareholders.  Each Group Company represents that, (i) other than the Preferred Shareholder, it does not have any direct or indirect shareholders that are United States Persons, and (ii) it is not currently a CFC and shall not be a CFC immediately following the transactions contemplated by the Transaction Documents and it shall use its best efforts to avoid future status of the Company or any of its subsidiaries as a CFC.  Within 45 days from the end of each taxable year, each Group Company shall determine, in consultation with a reputable accounting firm, whether it is a CFC.  Each Group Company shall provide to any Preferred Shareholder upon request (i) any information in its possession concerning its shareholders and, to the Group Company’s actual knowledge, the direct and indirect interest holders in each shareholder, sufficient for the Preferred Shareholder to determine whether or not such Group Company is a CFC; and (ii) in the event any Group Company is determined to be a CFC, any information reasonably requested by the Preferred Shareholder in connection with complying with applicable reporting requirements for U.S. tax purposes.  The Management Parties and all Group Companies shall use their best efforts to avoid generating for any taxable year in which any Group Company is a CFC, income that would be includible in the income of the Preferred Shareholder (or any Indirect US Investor) pursuant to Section 951 of the Code.

8.5                               The Company shall comply, and the Management Parties shall cause all Group Companies to comply, with all record-keeping, reporting, and other requirements that the Preferred Shareholders informs the Company are necessary to enable the Preferred Shareholders to comply with any applicable U.S. tax rules.  The Company shall, and the Management Parties shall cause all Group Companies to, also provide each Preferred Shareholder with any information reasonably requested by such Preferred Shareholder to enable the Preferred Shareholder to comply with any applicable U.S. tax rules.

8.6                               On or prior to the first (1st) anniversary of the date hereof (the “First Anniversary Date”), the Company shall retain an internationally recognized accounting firm acceptable to the Preferred Shareholders to review the adequacy of its transfer pricing policies and current allocation of assets and employees as among the Group Companies and to provide a report (the “Report”) with recommendations to implement with a view to (i) ensuring consolidation of the accounts of the Controlled Entities in the consolidated financials of the Company, and (ii) effecting an underwritten initial public offering of securities on a US stock exchange.  Following receipt of the Report and prior to the First Anniversary Date, the Company shall use its commercially reasonable best efforts to implement all of the recommendations therein.

8.7                               The cost incurred by any Group Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Group

Company in taking the action, or causing the action to be taken, as described in this Section 8 shall be borne by the relevant Group Company.

8.8                               The Company and each Management Parties agree to jointly and severally indemnify and hold harmless the Preferred Shareholders from and against any taxes imposed on the Preferred Shareholders by any PRC Government Authority in connection with its purchase of Shares of the Company.

9.                                      Termination

This Agreement and all rights and covenants contained herein, including but not limited to those contained in Sections 2, 3, 4, 5, 6 and 8 (with the exception of the Registration Rights granted under Section 7.1), shall terminate on the earlier of (a) the closing of a Qualified IPO, (b) with respect to each Shareholder, the date on which such Shareholder no longer holds any Equity Securities in the Company and (c) any date agreed upon in writing by all of the Parties, in each case, provided that the termination shall be without prejudice to any accrued rights the Parties may have.

10.                               Miscellaneous.

10.1                        Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

10.2                        Assignments and Transfers.  Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.  The rights of any Preferred Shareholder hereunder (including, without limitation, registration rights) are assignable in connection with the transfer (subject to applicable securities Laws and other Laws) of Equity Securities of the Company held by such Preferred Shareholder but only to the extent of such transfer, and any such transferee shall execute and deliver to the Company and the other parties hereto a deed of adherence in the form attached hereto as Exhibit B becoming a party hereto as an “Preferred Shareholder” subject to the terms and conditions hereof.  This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties; provided that each Preferred Shareholder may assign any or all of its rights and obligations to an Affiliate of such Preferred Shareholder (including, without limitation, its Permitted Transferees) without consent of the other parties under this Agreement.

10.3                        Governing Law.  This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

10.4                        Dispute Resolution.

(i)                                     Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

(ii)                                  The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted in accordance with the said Rules.  The language of arbitration shall be English and the number of arbitrators shall be three.

(iii)                               Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

(iv)                              The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(v)                                 When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi)                              The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)                           Regardless of anything else contained herein, either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

10.5                        Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on Schedule V (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Agreement given in accordance with this Section 10.5).  Where a notice is given personally, delivery shall be deemed to have been effected on receipt (or when delivery is refused).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected on receipt (or when delivery is refused).  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid if sent during normal business hours of the recipient, otherwise on the next Business Day.

10.6                        Rights Cumulative.  Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

10.7                        Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

10.8                        Amendments and Waivers.  Subject to Section 3 of this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (ii) the Management Holdcos Majority, and (iii) the Preferred Shareholder Majority, provided that, if any such amendment or waiver will, or is reasonably be expected to, have an adverse impact on the rights and entitlements of any particular class of the Preferred Shares, then the written consent of the majority in voting power of the then issued and outstanding Preferred Shares of that particular class shall also be obtained.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

10.9                        No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

10.10                 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

10.11                 No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the Transaction Documents shall create a fiduciary duty of Goldman Sachs & Co. or any Affiliate of GS to the Company or its shareholders.

10.12                 Investment Banking Services. Notwithstanding anything to the contrary herein or in the Transaction Documents or any actions or omissions by representatives of Goldman, Sachs & Co. or any of its Affiliates in whatever capacity, including as a director or observer to the Company’s Board of Directors, it is understood that neither Goldman, Sachs & Co. nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

10.13                 Exculpation among Investors. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Series C Preferred Shares.

10.14                 Adequate Representation.  The Parties acknowledge that each Party has been adequately represented by counsel in connection with this Agreement.

10.15                 Headings and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Unless a provision hereof expressly provides otherwise:  (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”; (viii) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies); and (ix) all references to Renminbi or to “RMB” are to currency of the PRC (and shall be deemed to include reference to the equivalent amount in other currencies).

10.16                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

10.17                 Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof (including the Prior Agreement).  After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other agreement, arrangement or understanding between the Company and any holder of equity securities of the Company, the terms and conditions of this Agreement shall prevail.

10.18                 Aggregation of Stock.  All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

10.19                 Future Shareholders.  The Covenantors and the Management Parties shall cause each of the officers, directors and Key Employees of the Company who holds any Equity Securities of the Company and each other holder of more than one percent (1%) of the Company’s Ordinary Shares (calculated on a fully-diluted and as converted basis) (other than any Preferred Shareholders in future financings of the Company) to enter into this Agreement and become subject to the terms and conditions hereof as Shareholder.  The Parties hereby agree that such Person shall become a party to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement, or any consent or approval of any other party.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

COMPANY:	GRIDSUM HOLDING INC.

	By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Director

HK HOLDCO:	GRIDSUM HOLDING (CHINA) LIMITED
(國雙控股（中國）有限公司)

	By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Director

WFOE:	DISSECTOR (BEIJING) TECHNOLOGY CO. LTD.
(迪塞克特（北京）科技有限公司)

	By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Legal Representative

BEIJING GRIDSUM:	BEIJING GRIDSUM CO., LTD.
(北京国双科技有限公司)

	By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Legal Representative

BEIJING MOMENT:	BEIJING MOMENT EVERLASTING AD CO., LTD.
(北京千里日成广告有限公司)

	By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Legal Representative

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

GUOXINJUNHE:	GUOXINJUNHE (BEIJING) TECHNOLOGY CO., LTD.
(国信君和（北京）科技有限公司)

	By:	/s/Xu Yang
Name: Xu Yang
Title: Legal Representative

BEIJING YUNYANG:	BEIJING YUNYANG AD CO., LTD.
(北京云洋广告有限公司)

	By:	/s/Li Feng
Name: Li Feng
Title: Legal Representative

GRIDSUM HOLDCO:	GRIDSUM HOLDING (BEIJING) CO., LTD.
(国双控股（北京）有限公司)

	By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Legal Representative

EMPLOYEE HOLDCO:	FAIRY SPIRIT LIMITED

	By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

EMPLOYEE HOLDCO:

TOM MELCHER REVOCABLE TRUST

By:	/s/Tom Melcher
Name: Tom Melcher
Title:Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

MANAGEMENT SHAREHOLDERS:

QI GUOSHENG (祁国晟)

/s/Qi Guosheng

YU GUOFA (于国法)

/s/Yu Guofa

IN WITNESS WHEREOF, the Parties have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

MANAGEMENT HOLDCOS:

GENERATION GOSPEL LIMITED

By:	/s/Qi Guosheng
Name: Qi Guosheng
Title: Director

GARDEN ENTERPRISES LTD.

By:	/s/Yu Guofa
Name: Yu Guofa
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

STEAMBOAT VENTURES ASIA, L.P.

By: Steamboat Ventures Asia Manager, L.P.
Its: General Partner

By: Steamboat Ventures Asia GP, Ltd.
Its: General Partner

By:	/s/Liping Fan
Name: Liping Fan
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

NOKIA GROWTH PARTNERS II, L.P.

By:	/s/John Gardner
Name: John Gardner
Title: Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

QUANTUM STRATEGIC PARTNERS LTD.

By:	/s/ Maryann Canfield
Name: Maryann Canfield
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

RAINBOW CASTLE HOLDINGS LIMITED

By:	/s/Ning Cong
Name: Ning Cong
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

UVM 2 VENTURE INVESTMENTS LP ACTING THROUGH ITS GENERAL PARTNER UOB BIOVENTURES MANAGEMENT PTE LTD

By:	/s/ Mark Yeo Wee Tiong
Name: Mark Yeo Wee Tiong
Title: Executive Director

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

BROAD STREET INVESTMENTS HOLDING (SINGAPORE) PTE. LTD.

By:	/s/Ong Woon Sing
Name: Ong Woon Sing as Alternate
Title: Director to Hay Pung Chan Rithy

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

ASEAN China Investment Fund II L.P.

By:	/s/Mark Yeo Wee Tiong
Name: Mark Yeo Wee Tiong
Title: Executive Director

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

VLTCM Ltd.

By:	/s/Andrea D. Fesslek
Name: Andrea D. Fesslek
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

PA Venture Opportunity VII Limited

By:	/s/John Robert Lewis
Name: John Robert Lewis
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

Moon Capital Master Fund Ltd.

By:	/s/David Sobol
Name: David Sobol
Title: General Counsel

Moon Capital Partners Master Fund Ltd.

By:	/s/David Sobol
Name: David Sobol
Title: General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFFERED SHAREHOLDER:

Bridge Street 2015, L.P.

By:	/s/Scott Kilpatrick
Name: Scott Kilpatrick
Title: Vice President

MBD 2015, L.P.

By:	/s/Scott Kilpatrick
Name: Scott Kilpatrick
Title: Vice President

Stone Street 2015, L.P.

By:	/s/Scott Kilpatrick
Name: Scott Kilpatrick
Title: Vice President

2015 Employee Offshore Aggregator, L.P.

By:	/s/Scott Kilpatrick
Name: Scott Kilpatrick
Title: Vice President

Exhibit A

PFIC ANNUAL INFORMATION STATEMENT

[Must be signed by an authorized representative of the Company]

PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).

(the “Company”) hereby represents that:

1.                                      This PFIC Annual Information Statement applies to the Company’s taxable year beginning on          and ending on          .

2.                                      The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the PFIC Shareholder for the taxable year specified in paragraph (1) are:

Ordinary Earnings:  $

Net Capital Gain:  $

3.                                      The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the PFIC.  Shareholder during the taxable year specified in paragraph (1) are as follows:

Cash:  $

Fair Market Value of Property:  $

4.                                      The Company will permit the PFIC Shareholder to inspect the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. Federal income tax principles, and to verify these amounts and the PFIC Shareholders direct or indirect pro rata shares thereof; provided, that (i) a Company representative shall, at the Company’s option, accompany the Preferred Shareholder on any such inspection, and (ii) the Company shall not be required to permit such inspection if such inspection would violate applicable Laws, regulations or policies of the PRC or [                                             ].

By:
Title:
Date:

Exhibit B

FORM DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the                         day of

by [    ], (“New Shareholder”)

RECITALS

A.                                    On                                               ,                      , the shareholders of [                                ] (the “Company”) entered into a second amended and restated shareholders’ agreement, as amended from time to time (the “Shareholders’ Agreement”), to which the substantial form of this Deed of Adherence forms Exhibit B.

B.                                    The New Shareholder is the acquiror/intended transferee of [              ] [Ordinary Shares] [Preferred Shares] of par value US$[        ] each (“Transferred Shares”) in the capital of the Company from [                              ] (“Transferor”) and [in accordance with Section 10.2 of the Shareholders’ Agreement] is executing this Deed.

THIS DEED WITNESSES as follows:

1.                                      Interpretation.  Capitalized terms not otherwise defined in this Deed shall have the meanings given to then in the Shareholders’ Agreement.

2.                                      Covenant; Enforceability.  The New Shareholder hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Shareholders’ Agreement, as if the New Shareholder had been an original party to the Shareholders’ Agreement in the same capacity as the Transferor.  The existing shareholders shall be entitled to enforce the Shareholders’ Agreement against the New Shareholder.

3.                                      Representation and Warranty.  The New Shareholder hereby represents and warrants to the existing shareholders that:

(a)                                 The New Shareholder is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)                                 The New Shareholder has all requisite power and authority to execute and deliver this Deed and to assume and perform all rights and obligations under the Shareholders’ Agreement. Upon their execution, this Deed and the Shareholders’ Agreement shall constitute valid and legally binding obligations thereof, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(a)                                 The execution, delivery and performance by the New Shareholder of and compliance with the Deed and the Shareholders’ Agreement, and the consummation of the transactions contemplated thereby, will not result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (A) the articles of association or any other such constitutional documents of the

Exhibit B-1

New Shareholder, (B) any material contract to which the New Shareholder is a party, (C) any judgment, order, writ or decree or (D) any applicable law.

4.                                      Governing Law.  This Adherence Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF this Deed of Adherence has been executed [as a deed] by the New Shareholder on the date set forth above.

[NEW SHAREHOLDER]	)
in the presence of:	)

Exhibit B-2

Schedule I

LIST OF MANAGEMENT PARTIES

Management Shareholders	Management Holdcos

QI GUOSHENG (祁国晟)	GENERATION GOSPEL LIMITED

YU GUOFA (于国法)	GARDEN ENTERPRISES LTD.

Schedule II

SCHEDULE OF PREFERRED SHAREHOLDERS

Steamboat Ventures Asia, L.P.

Nokia Growth Partners II, L.P.

Quantum Strategic Partners Ltd.

Rainbow Castle Holdings Limited

UVM 2 Venture Investments LP acting through its general partner UOB Bioventures Management Pte Ltd

Broad Street Investments Holding (Singapore) Pte. Ltd.

ASEAN China Investment Fund II L.P.

VLTCM Ltd.

PA Venture Opportunity VII Limited

Moon Capital Master Fund Ltd.

Moon Capital Partners Master Fund Ltd.

Bridge Street 2015, L.P.

MBD 2015, L.P.

Stone Street 2015, L.P.

2015 Employee Offshore Aggregator, L.P.

Schedule III

LIST OF KEY EMPLOYEES

NAME	POSITIONS

QI GUOSHENG (祁国晟)	Chief Executive Officer

YU GUOFA (于国法)	Vice President in charge of Operation

LIU JOHN	Chief Technology Officer

ZHANG PENG (张鹏)	Chief Financial Officer

LI FENG (李峰)	Vice President in charge of Sales

XU YANG (续扬)	Vice President in charge of Business Development

Schedule IV

REGISTRATION RIGHTS

1.                                      Definitions.  The following terms used in this Schedule IV shall have the meanings ascribed to the below:

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Effective Date” means January 30, 2015.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 of this Schedule IV to Register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by the Preferred Shareholders, and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 10.2 of the Second Amended and Restated Shareholders’ Agreement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

Schedule IV-1

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Violation” has the meaning set forth in Section 5.1(i) of this Schedule IV.

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Section 1 of the Second Amended and Restated Shareholders’ Agreement.

2.                                      Demand Registration.

2.1                               Registration Other Than on Form F-3 or Form S-3.  Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the two (2) year anniversary of the Effective Date or (ii) the date that is six (6) months after the closing of the IPO, Holder(s) holding twenty-five percent (25%) or more of the outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s).  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2                               Registration on Form F-3 or Form S-3.  Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission.  Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15)

Schedule IV-2

days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.  The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3                               Right of Deferral.

(i)                                     The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2:

(a)                                 if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan;

(b)                                 during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(c)                                  in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii)                                  If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 3.4).

Schedule IV-3

2.4                               Underwritten Offerings.  If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2.  In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration.  Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.                                      Piggyback Registrations.

3.1                               Registration of the Company’s Securities.  Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except as set forth in Section 3.4, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder.  If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

Schedule IV-4

3.2                               Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein.  The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3                               Underwriting Requirements.

(i)                                     In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters.  In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)                                  If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

3.4                               Exempt Transactions.  The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable).

Schedule IV-5

4.                                      Registration Procedures.

4.1                               Registration Procedures and Obligations.  Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)                                     Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii)                                  Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(ii)                                  Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iii)                               Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(iv)                              In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(iii)                               Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend

Schedule IV-6

such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(v)                                 Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(iv)                              Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(vi)                              Not, without the prior consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(vii)                           Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(v)                                 Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2                               Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of

Schedule IV-7

such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3                               Expenses of Registration.  All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration).

5.                                      Registration-Related Indemnification.

5.1                               Company Indemnity.

(i)                                     To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):  (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws.  The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)                                  The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that

Schedule IV-8

occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.  Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2                               Holder Indemnity.

(i)                                     To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.  No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(ii)                                  The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3                               Notice of Indemnification Claim.  Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties.  An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the

Schedule IV-9

indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4                               Contribution.  If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under this Section 5.4, when combined with such Holder’s liability under Section 5.2, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5                               Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                               Survival.  The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.                                      Additional Registration-Related Undertakings.

6.1                               Reports under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

Schedule IV-10

(i)                                     make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                                  file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities Laws; and

(iii)                               at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all applicable securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2                               Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of at least a majority of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3                               “Market Stand-Off” Agreement.  Each Shareholder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in

Schedule IV-11

part, any of the economic consequences of ownership of the Equity Securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to this Section 6.3, (y) this Section 6.3 shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement.  The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4                               Termination of Registration Rights.  The registration rights set forth in Section 2 and Section 3 above shall terminate on the earlier of (i) the date that is five (5) years after the date of closing of an IPO and (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5                               Exercise of Preferred Shares.  Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

7.                                      Jurisdiction.  The terms of this Schedule IV are drafted primarily in contemplation of an offering of securities in the United States of America.  The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary shares.  Accordingly:

(i)                                     It is their intention that, whenever this Schedule IV or any portion of the Second Amended and Restated Shareholders’ Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)                                  It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Shareholders to ensure that the spirit and intent of the Second Amended and Restated Shareholders’ Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Shareholders will enjoy rights

Schedule IV-12

corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

Schedule IV-13

Schedule V

NOTICE ADDRESSES

For the purpose of the notice provisions contained in this Second Amended and Restated Shareholders’ Agreement, the following are the initial addresses of each party:

If to the Company, the HK Holdco, the WFOE, Gridsum Holdco, Beijing Gridsum, Beijing Moment, Guoxinjunhe, Beijing Yunyang, Tom Melcher Revocable Trust, Employee Holdco or the Management Parties:

Attention:	Guosheng Qi
Address:	[Address]
Fax:	[Fax]

With an email copy to:  [Email address]

If to the Preferred Shareholders:

Steamboat Ventures Asia, L.P.

Attn:	Liping Fan
[Address]

Phone:	[Telephone]
Fax:	[fax]
Email:

Nokia Growth Partners II, L.P.

Address:	[Address]

Attention:	Paul Asel
Phone:	[Telephone]
Fax:	[Fax]
Email:

Quantum Strategic Partners Ltd.

Address:	[Address]

Attention:	David Taylor
Phone:	[Telephone]
Fax:	[Fax]
Email:	[Email address]

with a copy to:

Address:	Paul, Weiss, Rifkind, Wharton & Garrison
[Address]
Attention:	Ms. Jeanette K. Chan
Phone:	[Telephone]

Fax:	[Fax]
Email:	[Email address]

Rainbow Castle Holdings Limited

Address:	[Address]
Attention:	Ning Cong
Phone:	[Telephone]
Fax:	[Fax]
Email:	[Email address]

UVM 2 Venture Investments LP acting through its general partner UOB Bioventures Management Pte Ltd and ASEAN China Investment Fund II L.P.

Address:	[Address]
Attention:	Jean Thoh / Kuah Cheng Ooi
Phone:	[Telephone]
Fax:	[Fax]
Email:	[Email address]

Broad Street Investments Holding (Singapore) Pte. Ltd.

Address:	[Address]
Attention:	Joanne Xu, Executive Director
Phone:	[Telephone]
Fax:	[Fax]
Email:	[Email address]

If to PA Venture Opportunity VII Limited

Address: [Address]

With a copy to: [Address]

Attention:  Herman Fong / Jon Lewis

Phone: [Telephone]

Fax: [Fax]

Emails:  [Email address]

If to VLTCM Ltd.

Address:	[Address]
Attention:	Juliana Wong
Phone:	[Telephone]
Email:	[Email address]

If to Moon Capital Master Fund Ltd. and Moon Capital Partners Master Fund Ltd.

Address: [Address]
Attention:[Address]
Phone: [Telephone]

Fax: [Fax]
Email: [Email address]